UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 14, 2010

RECOVERY ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-152571	74-3231613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1515 Wynkoop Street, Suite 200
Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

(888) 887-4449
(Registrant's telephone number, including area code)

Universal Holdings, Inc.
PO Box 8851, Rocky Mount, NC 27804
(252) 407-7782
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Entry into a Material Definitive Agreement.

On April 14, 2010 the Company acquired six wells in Laramie County, Wyoming and interests in 1240 acres.  The purchase price was $15,000,000 and 2,500,000 shares of our common stock.  The seller was Edward Mike Davis, LLC, which owns 4,500,000 shares of our common stock (including the 2,500,000 issued in this purchase), representing 23.5% of our outstanding shares of common stock.  The purchase and sale agreement is filed as an exhibit hereto.  In connection with the acquisition we entered into a credit agreement with Hexagon Investments, LLC to finance the $15,000,000 cash portion of the purchase price.  The loan bears annual interest of 15%, will mature on December 1, 2010 and is secured by a mortgage on the acquired property.  Hexagon Investments received 3,250,000 shares of the Company's common stock and a warrant to purchase 2,000,000 shares of the Company's common stock exercisable at $2.50 per share in connection with the financing.  Hexagon Investments shall have the right to cause the sale of the mortgaged property and use the proceeds to repay the loan at any time after October 29, 2010 if the Company has not completed a private equity sale by that date sufficient to repay the loan in full on or before December 1, 2010.  The credit agreement contained customary terms such as representations and warranties and indemnification.  Hexagon Investments owns 5,000,000 shares of our common stock (including the 3,250,000 issued in connection with this financing), representing 26.2% of our outstanding common stock.  The credit agreement and related documents are filed as exhibits hereto.

Item 3.02              Unregistered Sales of Equity Securities.

Issuance of the 5,750,000 shares described in Item 2.03 was not registered under the Securities Act of 1933.  The issuance of these shares was exempt from registration, pursuant to Section 4(2) of the Securities Act of 1933.  These securities qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the sale, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these shareholders have the necessary investment intent as required by Section 4(2) since each agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Identification of Exhibits
10.1 10.2 10.3 10.4 10.5 10.6
Purchase and Sale Agreement
Credit Agreement with Hexagon Investments, LLC.
Promissory Note with Hexagon Investments, LLC
Warrant to Purchase Common Stock by Hexagon Investments, LLC
Wyoming Mortgage to Hexagon Investments, LLC
Letter Agreement re Additional Rights Related to Hexagon Investments, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RECOVERY ENERGY, INC.

Date: April 20, 2010	By:	/s/ Jeffrey A. Beunier
Jeffrey A. Beunier
Chief Executive Officer

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